EXHIBIT 10.17


STATE OF GEORGIA
COUNTY OF DEKALB

	OFFICE LEASE AGREEMENT

THIS LEASE is made and entered into the 31st day of January 1997 by and between Globe Corporate Center hereinafter called
"Landlord", and International Airline Support Group, Inc., hereinafter called "Tenant".

	WITNESSETH:

1. PREMISES AND TERM
Landlord hereby leases to Tenant and Tenant hereby rents and leases from Landlord, for the term and on the conditions herein set out the following described office space, hereinafter called the "Premises"

Approximate Square Feet of Area:     2,315
Floor Number                          2nd
Present Numbering of Suite:           200

located in the Globe Corporate Center building in land lot 270 of the 18t district in DEKALB County, Georgia (hereinafter called the "Building"), the address of which building is 1954 Airport Road, Chamblee, Georgia 30341, the premises being more particularly shown and outlined on the floor plans attached hereto as Exhibit "A" and made a part hereof, for a term to commence on the 1st day of February 1997 and end at midnight on the 31st day of January 2000 such period being hereinafter called the "Term".

2. RENTAL
Tenant agrees to pay Landlord at 1954 Airport Rd., Chamblee, GA 30341 or such other place as Landlord may from time to time designate in writing, without demand, deduction or set-off, annual rental in the amount of $31,252.50 hereinafter called "Base Rental" payable in equal monthly installments of $2,604.38 in advance on the first day of each calendar month. (A pro rata monthly installment shall be paid for the first and last month of the Term should the Term begin or end on other than the first or last day of the calendar month.)

3. USE
Tenant agrees to use and occupy the Premises as office space only. Tenant's use of the Premises shall not violate any ordinance, law or regulation of any government body or the "Rules and Regulations" of Landlord herein provided for. Tenant specifically agrees not to use the premises or to permit them to be used in any manner which could be reasonably objected to by other tenants of the Building as interfering with the conduct of their business.

4. ACCEPTANCE OF PREMISES
The entering into possession of Premises by Tenant at commencement of the Term shall be deemed to be an acceptance of the Premises by Tenant, who thereby acknowledges that Premises and the Building are in appropriate and satisfactory condition for Tenant's intended use.


5. TENANT'S OBLIGATION FOR CARE OF PREMISES
IMPROVEMENTS; PERSONAL PROPERTY
(1) Tenant agrees that, at Tenant's expense, tenant will take good care of Premises and the fixtures and appurtenances therein, and will suffer no active or permissive waste or injury thereof.
 Tenant agrees that it will, at Tenant's expense, but under the direction of Landlord, promptly repair any injury or damage to Premises or Building caused by the misuse or neglect thereof by Tenant, and by persons permitted on Premises by Tenant, and by Tenant moving into or out of Premises.

(2) Tenant agrees that it will not, without Landlord's prior written consent, make alterations, additions or improvements in or about Premises, and will not do anything to or on the Premises which will increase the rate of any fire insurance which could be applicable to the Building. Tenant agrees to promptly pay when due the cost of all alterations, additions, or improvements of a permanent nature made or installed by Tenant to the Premises, which shall become the property of Landlord at the expiration of this Lease. Notwithstanding the consent of Landlord granted for Tenant improvements, Landlord nonetheless reserves the right, at Landlord's option, to require Tenant at the end of the Term to remove any improvements or additions made to the Premises by Tenant, and to repair and restore Premises to their condition prior to such alteration, addition, or improvement, natural wear and tear only excepted. Lessor, at the time of its written consent to such alterations, additions, or improvements, shall notify Tenant in writing whether Tenant shall be requested to remove same at the end of the term. Tenant shall on demand of Landlord promptly pay or otherwise cause to be discharged any lien for material or labor which is claimed against the Premises on account of Tenant's work if such claim should arise, and Tenant hereby indemnifies and holds Landlord harmless from and against any and all costs, expenses, or liabilities incurred by landlord as a result of such liens.

(3) Tenant agrees that all personal property brought into the Premises by Tenant, its employees, licenses, and invitees shall be at the sole risk of Tenant, and that Landlord shall not be liable for theft thereof, or of money deposited therein, or for any damages thereto, such theft or damage being the sole responsibility of Tenant. Tenant agrees that it will, no later than the last day of the Term, remove all of Tenant's personal property and repair all injury done by or in connection with installation or removal of said property and surrender the Premises together with all keys to Premises in as good condition as they were at the beginning of the Term, reasonable wear and tear excepted. All property of Tenant remaining on the Premises after expiration of the Term shall be deemed conclusively abandoned and may be removed by Landlord, and Tenant shall
reimburse Landlord for the cost of removing the same.   Tenant
agrees not to remove Tenant's personal property from the Premises during the continuance of any default by Tenant under this Lease.

(4) Tenant agrees not to place or maintain any food or drink coin-operated or vending machines within Premises or Building without the written consent of Landlord.


6. SERVICES
Landlord agrees to provide, at Landlord's expense for the benefit of Tenant, reasonable heating and cooling of the premises, electric power for lighting and for small desk-top or hand-held types of office machines such as typewriters, personal computers, and the like (but not including any free standing equipment such as main line computers) during the hours of 8:00 a.m. to 7:00 p.m. on Mondays thru Sundays, holidays excepted. Landlord agrees to furnish maintenance services for the public areas of the building and grounds. Tenant agrees that landlord shall not be or become liable for any injury or damage to Tenant or Tenant's property which occurs as a result of Landlord's failure to provide these services to Tenant unless such failure occurs due to landlord's gross negligence.

7. DESTRUCTION OR DAMAGE TO PREMISES
(1) If the Premises are totally destroyed (or so substantially damaged as to be untentable) by storm, fire, earthquake, or other casualty, rent shall abate from the date of such damage or destruction. In the event the Landlord elects not to complete restoration of the Premises within 120 days of such damage or destruction, this Lease may be terminated as of the date of such damage or destruction upon written notice from either party to the other given not more than ten (10) days following the expiration of the said 120 day period. In the event such notice is not given, then this lease shall remain in force and effect and rent shall commence upon delivery of the Premises to Tenant in a tenantable condition.

(2) If the Premises are damaged but not rendered wholly untentable by any of the events of casualty referred to in subparagraph (a) above, rental shall abate in such proportion as the Premises are untentable and Landlord shall have the option to restore the Premises, whereupon full rent shall commence again.
If Lessor elects not to restore the Premises, Tenant may terminate this lease upon 30 days' advance written notice.

(3) Notwithstanding the foregoing, rent shall not abate if the damage or destruction of the Premises, whether total or partial, is the result of any negligence of Tenant, its agents, or employees.

8. DEFAULT BY TENANT - LANDLORD'S REMEDIES

(1) If Tenant continues in default for five (5) calendar days after Landlord gives Tenant written notice of default by Tenant in paying any and all rentals or additional rentals reserved herein; or if Tenant continues in default for five (5) calendar days after Landlord gives written notice to Tenant of Tenant's default in performing the obligations of Tenant hereunder, or is adjudicated bankrupt; or if a permanent receiver is appointed for Tenant's property, including Tenant's interest in the premises, and such receiver is not removed within sixty (60) days after written notice from Landlord to Tenant to obtain such removal; or if, whether voluntarily or involuntarily, Tenant takes advantage of any debtor relief proceedings under any present or future law, whereby the rent or any part thereof is deferred; or if Tenant makes an assignment for the benefit of creditors; or if the Premises or Tenant's effects or interest therein should be levied or dissolved within fifteen (15) days after written notice from Landlord to Tenant to obtain satisfaction thereof, or if the premises shall be abandoned by Tenant or become vacant during the term hereof (after an authorized assignment or subletting, the occurring of any of the foregoing defaults or events shall affect this lease only if upon the occurrence of any of said events, Landlord at its option may at once, or within six (6) months thereafter, but only during continuance of such default or condition, without being deemed to have made an election among remedies or to have waived any of its other rights.

(1) Terminate this lease by written notice to Tenant, whereupon this Lease shall end. Upon such termination by Landlord, Tenant will at once surrender possession of the Premises to Landlord and remove all of Tenant's effects therefrom, and Landlord may forthwith re-enter the Premises, repossess itself thereof, and remove all persons and effects therefrom, using such force as may be necessary without being guilty of trespass, forcible entry or detainer or other tort; or

(2) Terminate Tenant's right to possession and enter upon and rent the Premises to the best price obtainable by reasonable effort, without advertisement, and by private negotiations and for any term Landlord deems proper, Tenant shall, upon receipt of such notice, surrender possession of premises to Landlord and remove all of Tenant's effects therefrom, and Landlord may forthwith re-enter the premises and repossess itself thereof, remove all persons and effects therefrom, using such force as may be necessary without being guilty of trespass, forcible entry or detainer or other tort. Tenant shall be liable to Landlord for the deficiency, if any, between the amount of all rent in the Lease and the net rent, if any, collected by Landlord in reletting the premises, which deficiency shall be due and payable by Tenant immediately upon notice from Landlord. Net rent shall be computed by deducting from gross rents collected all expenses or costs of whatsoever nature incurred by Landlord in reletting including, but no limited to, attorneys, fees, brokers commissions, and the cost of renovating or remodeling the Premises, amortized over the remaining term of the lease.

(2) Any installment of rent required to be paid by Tenant which is not paid when due, shall bear interest at the rate of twelve percent (12%) per annum from the due date until paid, or Tenant shall pay to Landlord the sum of Ten dollars ($10.00), whichever sum is greater, as a late charge for the purpose of reimbursing Landlord for expenses incurred by reason of such failure by Tenant, which charges Tenant acknowledges to be a reasonable and ordinary expense of Landlord.

(3) No termination of this Lease, except as permitted in paragraph 7, prior to the normal ending thereof by lapse of time or otherwise shall affect Tenant's obligation to pay and Landlord's right to collect the entire rent reserved in this lease prior to termination.


(4) In the event Landlord elects to terminate this Lease as herein above provided, Landlord may, in addition to any other remedies it may have, recover from Tenant all damages Landlord may incur by reason of such default, including the cost of recovering the premises, reasonable attorney's fees and including the worth at the time of such termination of the excess, if any, of the amount of rent in this Lease for the remainder of the Term over the then reasonable rental value of Premises for the remainder of the Term, all of which amounts shall be immediately due and payable from Tenant to Landlord on a present value basis.
 The term "reserved" as applied to rent or additional rent in this Lease shall mean any and all payments to which Landlord is entitled hereunder during the entire term of the Lease.

(5) Pursuit of any of the foregoing remedies by Landlord shall not preclude Landlord's pursuit of any of the other remedies herein provided or any other remedies provided by law.

(6) Tenant agrees to pay all attorneys' fees incurred by Landlord as a result of any breach or default by Tenant under this Lease, including the collection of any rents owning under this Lease.

9. ASSIGNMENT AND SUBLETTING
Tenant agrees that it will not, without the prior written consent of Landlord, assign this Lease or any interest thereunder, or sublet Premises or any part thereof, or permit the use of Premises by any party other than Tenant, but Landlord shall not unreasonably withhold said consent. Consent by Landlord to one assignment or sublease shall not destroy or waive this provision, and all later assignments and subleases shall likewise be made upon prior written consent of Landlord. Sublessees and assignees shall become liable directly to Landlord for all obligations of Tenant hereunder without relieving Tenant's liability.

10. CONDEMNATION
If all or any part of the Premises are either taken under power of eminent domain or purchased under threat of and in lieu of such taking, this Lease shall expire on the date when title shall vest in such condemnor. Any rent paid for any period beyond said date shall be repaid to Tenant. Tenant shall not be entitled to any part of such condemnation award or purchase price of any payment in lieu thereof.

11. INSPECTIONS
Landlord may enter Premises at reasonable hours to exhibit same to prospective purchasers or tenants; to inspect Premises to see that Tenant is complying with all of its obligations hereunder; and to make repairs required of Landlord under the terms hereof and repairs to any other space in the building, as long as such inspection or repairs do not unreasonably disrupt Tenant's normal business operations.

12. SUBORDINATION

At Landlord's option, this Lease may be made subject and subordinate to any underlying land leases and deeds to secure debt which may now or hereafter affect the real property of which the promises form a part, and also to all renewals, modifications, extensions, consolidations, and replacements of such underlying land leases and deeds to secure debt. Tenant hereby nominates and appoints Landlord as Tenant's attorney-in-fact for the limited purpose of authorizing and empowering Landlord to make and execute in Tenant's name and in Tenant's behalf, at any time and from time to time, all documents in recordable form which are required, in Landlord's sole judgment, to accomplish such subordination of Tenant's rights and interest in and under this Lease. This power of attorney is coupled with an interest and is irrevocable by Tenant. In confirmation of the subordination set forth in this Paragraph 12, Tenant agrees that it will, at Landlord's request, execute and deliver such further instruments as may be desired by any lessor under any underlying land leases to further evidence this subordination of Tenant's interest.

13. INDEMNITY AND HOLD HARMLESS
Tenant agrees to indemnify, defend, and hold harmless the Landlord at Tenant's expense, against any default by Tenant or any sub-tenant hereunder, any act negligence of Tenant or its agents, contractors, employees, sub-tenants, invitees, or licensees, and any and all claims for damages to persons or property, costs or penalties by reason of Tenant's use or occupancy of the Premises.

14. TENANTS INSURANCE AND WAIVER OF SUBROGATION
Tenant shall carry fire and extended coverage insurance insuring its interest in Tenant's improvements in Premises and its interest in its office furniture, equipment, supplies, and other personal property, and Tenant hereby waives any rights of action against Landlord for loss or damage to its improvements, fixtures, and personal property in premises.

15. PARKING ARRANGEMENTS
Landlord shall maintain the existing parking facilities adjacent to said Building for the purpose of accommodating Tenant, other tenants of the building, and all tenants' invitees and employees on a non-exclusive bases.

16. SECURITY DEPOSIT
Tenant has this day deposited with Landlord a sum equal to the amount of one month's rent as security for the performance by Tenant of all the terms, covenants, and conditions of this Lease upon Tenant's part to be performed, which sum shall be returned to Tenant within thirty (30) days after the expiration of the Term hereof, provided Tenant has fully performed hereunder. Landlord shall have the right to apply any part of said deposit to cure any default of Tenant and if Landlord does so, Tenant shall, upon demand, deposit with Landlord the amount so applied so that Landlord shall have the full deposit on hand at all times during the Term of this Lease. In the event of a sale of the Building or a lease of the Building, subject to this Lease, Landlord shall transfer the security to the vendee or lessee, Landlord shall thereupon be released from all liability for the return of such security, and Tenant shall look solely to the new landlord for the return of said security. This provision shall apply to every transfer or assignment made of the security to a new landlord. The security deposited under this Lease shall not be assigned or encumbered by Tenant without the written consent of Landlord, and any such attempted assignment or encumbrance shall be void without such consent.

17. BUILDING RULES AND REGULATIONS

Tenant covenants and agrees for itself, its employees, agents, and invitees to abide by Landlord's Building Rules and Regulations which are attached hereto as Exhibit "B", and further to abide by all other rules and regulations which may in the future, from time to time, be reasonably promulgated by Landlord.

18. MISCELLANEOUS PROVISIONS
(1) The rights given to Landlord herein are in addition to any rights that may be given to Landlord by any statute or under law, and not in lieu thereof.

(2) If Tenant remains in possession of the Premises after expiration of the Term hereof with Landlord's written acquiescence but without any new written agreement between the parties, Tenant shall be deemed to be a tenant at will, and such tenancy shall be subject to all the provisions of the Lease, except only the Term hereof. Nothing in this Paragraph shall be construed as a consent by Landlord to the possession of the Premises by Tenant after the expiration of the Term.

(3) If Tenant remains in possession of the Premises after expiration of the Term without the written acquiescence of Landlord, then Tenant shall be deemed to be a tenant at sufferance . Notwithstanding any of the foregoing, nothing contained herein shall be construed to mean that the Tenant remaining in possession creates a renewal of this Lease, nor any tenancy by operation of law.

(4) This Lease contains the entire agreement of parties hereto and no representation, inducements, promises, or agreements, oral or otherwise, between the effect. The failure of either party to insist in any instance on strict performance of any covenant or condition not be construed a waiver of such covenant, condition, or option in any other instance. This Lease cannot be changed or terminated orally.

(5) The headings in this Lease are included for convenience only and shall not be taken into consideration in any construction or interpretation of the Lease or any of its provisions.

(6) Any notice by either party to the other shall be valid only if in writing and shall be deemed to be duly given if either actually delivered or if mailed, postage prepaid, and sent by registered or certified mail addressed to Tenant, at:

International Airline Support Group, Inc.
1954 Airport Road, Suite 260
Chamblee, GA 30341

and if to Landlord, at:

Globe Corporate Center
c/o DeKalb Management Co., Inc.
2392 Mt. Vernon Road, Suite 202
Dunwoody, GA 30338

or at such other address for Landlord as Landlord may designate by notice to Tenant. Notices shall be deemed given, if personally delivered upon delivery thereof, or, if mailed upon the mailing thereof.

(7) Tenant hereby appoints as its agents to receive service of all dispossessory or distraint proceedings, then person in charge of Premises; and if there is no person occupying same, then such service may be made by attachment thereof on the main entrance of Premises.

(8) The provisions of this Lease shall bind and inure to the benefit of the Landlord and Tenant, and their respective successors, heirs, legal representatives, and assigns. The term "Landlord" as used in the Lease, means only the owner for the time being of the land and Building of which Premises are a Part, so that in the event of any sale or sales of said property or of any lease thereof, the Landlord named herein shall be deemed, without further agreement, that such purchaser, has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder during the period such purchaser has possession of the land and Building. Should the land and the entire Building be severed as to ownership by sale and/or lease, then the owner of the entire Building or lessee of the entire Building that has the right to lease space in the Building to tenants shall be deemed the "Landlord". Tenant shall be bound to any such succeeding party landlord for performance by Tenant of all the terms, covenants, and conditions of this Lease and agrees to execute any attornment agreement not in conflict with the terms and provisions of this Lease at the request of any such succeeding landlord.

(9) The designations "Landlord," "Tenant," and "Agent," and pronouns relating thereto, as used herein, shall include male, female, singular and plural, corporation, partnership or individual, as may fit the particular parties.

Tenant has only a usufruct under this agreement, not subject to levy or sale; no estate shall pass out of Landlord.

(10) Time is of the essence of this Agreement.

(11) Tenant acknowledges that premises and all areas of building are to maintain as a smoke free environment. No smoking will be allowed in any areas inside building.

19. PAYMENTS
All payments shall be made to the Lessor at such place and to such person as the Lessor may from time to time designate in writing. Failure to make such payment by the first day of each month shall constitute a default under this Lease. Rental payments not received by the fifth (5th) day of the month shall be subject to a late charge penalty of $260.44 (10%) per month until paid.

20. BROKERAGE
DeKalb Management Co., Inc. has represented the Lessor in this transaction and will be compensated by same.

21. SPECIAL STIPULATIONS
(1) Tenant shall have three (3) one-year options to renew this Lease with an increase of five (5) percent for the first year of said renewal. Rent shall increase in years two and three by 3% annually.

(2) Landlord will make tenant improvements as discussed by Tenant and Landlord's representatives subject to final drawings and approval by both parties.

(3) Landlord will furnish one door sign and one sign on stairwell wall with Landlord's approval of sign and design.
Tenant may install sign on pylon at Tenant's expense and with Landlord's prior approval.

(4) Tenant may install new window coverings at Tenant's expense and with Landlord's prior approval.


IN WITNESS WHEREOF, the parties have hereunto set their hands and seals, in two counterparts, each of which shall be deemed to be an original, the day and year first above written.

Tenant:

INTERNATIONAL AIRLINE SUPPORT
GROUP, INC.


By:   __________________________________



Landlord:

EDGAR A. NEELY III
d/b/a GLOBE CORPORATE CENTER


By:   __________________________________
      Edgar A. Neely III



	AMENDMENT TO LEASE AGREEMENT


THIS AGREEMENT is made and entered into this 31st day of January, 1997, between Globe Corporate Center (hereinafter referred to as "Landlord") and International Airline Support
Group, Inc. (hereinafter referred to as "Tenant").

	WITNESSETH:

WHEREAS, Landlord and Tenant entered into that certain Lease
Agreement dated January 31, 1997, which Lease Agreement is made a part hereof by reference; and

WHEREAS, Landlord and Tenant wish to amend the agreement;

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 ($10.00) Dollars, in hand paid and receipt thereof is hereby acknowledged, Landlord and Tenant hereby agree as follows:

I. Tenant shall have the right of first refusal to lease the adjacent Suite 202, consisting of 893 rentable square feet, if and when said space becomes available.

II. The following lease terms are good for 90 days and are as follows:

A.      Lease Term to be concurrent with International Airline
Support Group, Inc.'s original lease on Suite 200.

B.      Rent shall be $13.50 psf or $1,004.63 per month.

C. Landlord will remove two walls, cut a door between two suites as shown on attached floor plan, paint all walls, and recarpet entire suite.

D. Landlord will add a glass wall and door in Suite 200 as shown on attached plan and bill Tenant for this cost.

III.    A.      If Suite 200 is not ready for occupancy by February 1,
1997, then Tenant will pay a pro-rated rent from the date of occupancy.

B. Tenant Finish in Suite 200 consists of reconfiguring spaces as per the Exhibit attached to that lease, installing double French doors with transom and sidelights in corner suite, and repainting and recarpeting entire suite.


IN WITNESS WHEREOF, the parties have hereunto set their hands and seals, in two counterparts, each of which shall be deemed to be an original, the day and year first above written.

Tenant:

INTERNATIONAL AIRLINE SUPPORT
GROUP, INC.


By:    /s/ A.A. Dyer
       ___________________________________



Landlord:

EDGAR A. NEELY, III
d/b/a GLOBE CORPORATE CENTER


By:    /s/ Edgar A. Neely, III
      ____________________________________
      Edgar A. Neely, III

	AMENDMENT TO LEASE AGREEMENT


THIS AGREEMENT is made and entered into this 27th day of February, 1997, between Globe Corporate Center (hereinafter referred to as "Lessor") and International Airline Support Group,
Inc. (hereinafter referred to as "Lessee").

	WITNESSETH:

WHEREAS, Lessor and Lessee entered into that certain Lease
Agreement dated January 31, 1997, which Lease Agreement is made a part hereof by reference; and

WHEREAS, Lessor and Lessee are desirous of amending said lease;

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 ($10.00) Dollars, in hand paid and receipt thereof is hereby acknowledged, Lessor and Lessee hereby agree as follows:

	1.

Beginning March 15, 1997, the square footage of the leased premises shall be increased to include Suite 202 and 203, consisting of an additional 1,288 square feet for a total leased of 3,603 square feet.

	2.

Rent for March 1997 shall be $3,304.19. The addition of 395 square feet shall be rent free for the months of April, May, and June of 1997. The total rent due for this three month period shall be $3,609.00 per month. Beginning July 1, 1997, the rent shall be $4,004.00 per month.

	3.

Rental payments not received by fifth (5th) day of the month shall be subject to a late charge penalty of $400.40 (10%) per month until paid.

	4.

Landlord will make tenant improvements prior to March 15, 1997, as shown on attached floor plan.

	5.

Except as amended herein, all other terms and conditions of the Lease Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals, in two counterparts, each of which shall be deemed to be an original, the day and year first above written.

Landlord:

EDGAR A. NEELY, III
d/b/a GLOBE CORPORATE CENTER


By:   /s/ Edgar A. Neely, III
      __________________________________
	  Edgar A. Neely, III



Tenant:

INTERNATIONAL AIRLINE SUPPORT
GROUP, INC.


By:  /s/ James Isaacson
     _____________________________________